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                                                                    EXHIBIT 10.1

                             THE ENSTAR GROUP, INC.

                       1997 AMENDED OMNIBUS INCENTIVE PLAN



     This is the 1997 Amended Omnibus Incentive Plan of The Enstar Group, Inc., a Georgia corporation (the "Company").


     SECTION 1.  Name, Purpose and Definitions.

     1.1 Name and Purpose. The Company is adopting The Enstar Group, Inc. 1997 Omnibus Incentive Plan (the "Plan") to secure and retain the services of officers, key employees, and directors of the Company by giving them an opportunity to invest in the future success of the Company. The Board of Directors of the Company (the "Board of Directors") believes the Plan will promote personal interest in the welfare of the Company by, and provide an incentive to, the individuals who are primarily responsible for the regular operations of the Company and for shaping and carrying out the long term plans of the Company, thus facilitating the continued growth and financial success of the Company.

     1.2 Definition. Whenever used in the Plan, the following terms shall have the meaning set forth below:

          (a) "Affiliate" shall mean any affiliate or subsidiary (direct or indirect) of the Company, which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them.

          (b) "Award" shall mean, individually and collectively, any Option, Stock Appreciation Rights, or Restricted Stock granted under the Plan.

          (c) "Base Value" shall mean the Fair Market Value of a Stock Appreciation Right on the date of its grant.

          (d) "Board of Directors" shall mean the Board of Directors of the Company.

          (e) "Committee" shall mean a committee composed of not fewer than two
     (2) members of the Board of Directors, all of which shall be "disinterested" persons as defined in Section 2 hereof.

          (f) "Common Stock" shall mean the Common Stock of The Enstar Group,
     Inc.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (h) "Company" shall mean The Enstar Group, Inc.

          (i) "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

          (j) "Employee" shall mean any person who is currently employed by the Company or an Affiliate.


          (k) "Effective Date" shall mean May 20, 1997, provided, however, that the Plan's adoption is subject to ratification by the shareholders of the Company at the Company's first annual meeting after the Company's Common Stock is distributed to its former shareholders.


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          (l) "Fair Market Value" shall mean the fair market value of Common
     Stock on the date of a grant or exercise of an Award, as the case may be, as determined by a methodology adopted by the Board of Directors or the Committee.

          (m) "Incentive Stock Option" shall mean a stock option within the meaning of Section 422 of the Code granted pursuant to Section 4.1(a).

          (n) "Nonqualified Stock Option" shall mean an Option, other than an Incentive Stock Option, granted pursuant to Section 4.1(b).

          (o) "Option" shall mean, individually and collectively, an Incentive Stock Option and a Nonqualified Stock Option to purchase Common Stock.

          (p) "Option Price" shall mean the price per share of Common Stock set by the grant of an Option, but in no event less than the Fair Market Value of the Option.

          (q) "Participant" shall mean those officers, key employees and directors of the Company, and its Affiliates to whom Awards may be granted.

          (r) "Restricted Stock" shall mean an Award granted pursuant to Section 4.1(d).

          (s) "Separation Date" shall mean, as determined by the Committee, the date on which a Participant's employment with the Company or an Affiliate terminates for reasons other than his transfer of employment to another Employing Company; and in the case of a Participant who is solely a director shall mean the date of such Participant is no longer a director of the Company. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee at its sole discretion.

          (t) "Stock Appreciation Rights" or "SAR's" shall mean a right to any appreciation in shares of Common Stock granted pursuant to Section 4.1(c).


         SECTION 2. Administration. The Board of Directors shall appoint at least two of its members to a committee (the "Committee") that will administer the Plan on behalf of the Company. Except as may otherwise be provided in Rule 16b-3 of the Securities Exchange Act of 1934 (if applicable), no person shall be appointed as a member of the Committee who is, or within one year prior to his becoming a member of the Committee was, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or an affiliate, if such grant or award would cause that person not to be "disinterested" for purposes of Rule 16b-3 as promulgated pursuant to the Securities Exchange Act of 1934.

     Each member of the Committee shall serve at the pleasure of the Board of Directors, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it shall deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

     The Committee shall also have complete and conclusive authority to (1) interpret the Plan, (2) prescribe, amend, and rescind rules and regulations relating to it, (3) determine the terms and provisions of the agreements the Company makes with Participants (the "Agreement"), the terms of which need not be identical, and (4) make all other determinations necessary or advisable for the administration of the Plan. With respect to each Award granted hereunder, the Agreement evidencing the grant shall specifically state whether the Option is an Incentive Stock Option, a Nonqualified Stock Option, an Award of Restricted Stock or an Award of SAR's.

     In addition to any other rights of indemnification that they may have as


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directors of the Company or as members of the Committee, the directors of the
Company and members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.


         SECTION 3. Eligibility. The Committee shall grant Awards only to officers, key employees, and directors of the Company or its Affiliates; provided, however, that an Incentive Stock Option may only be granted if such individual is an employee of the Company or an Affiliate. Subject to the limits set forth in this Plan, the Committee at any time may grant additional Awards to directors, officers or key employees to whom the Committee had previously granted Awards, so that a Participant may hold more than one Award at the same time. Notwithstanding anything in the Plan to the contrary, neither J. Christopher Flowers, nor Jeffrey S. Halis, nor T. Whit Armstrong, nor T. Wayne Davis shall be eligible to receive any Award under the Plan or eligible to be a Participant under the Plan.


         SECTION 4.

        4.1 Awards. The Committee shall determine the forms and amounts of Awards for Participants; provided that in no event shall any Award be effective until the shareholders of the Company have ratified the Plan. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under the Plan need not be uniform and Awards under two (2) or more paragraphs may be combined in one agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Such Awards may take the following forms, in the Committee's sole discretion:


          (a) Incentive Stock Options -- These shall be stock options within the meaning of Section 422 of the Code to purchase Common Stock. In addition to other restrictions contained in the Plan, an Incentive Stock Option (1) shall not be exercised more than ten (10) years after the date it is granted, (2) shall not have an Option Price less than the Fair Market Value of Common Stock on the date the Incentive Stock Option is granted, (3) shall otherwise comply with Section 422 of the Code, and (4) shall be designated as an "Incentive Stock Option" by the Committee. The aggregate Fair Market Value of Common Stock determined at the time of each grant for which any Participant may exercise Incentive Stock Options under this Plan for any calendar year shall not exceed $100,000. Subject to the provisions of Section 5.1 hereof, no Incentive Stock Option may be exercised during the first twelve (12) months following its grant.

          (b) Nonqualified Stock Options -- These shall be stock options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options." At the time of the grant, the Committee shall determine the Option exercise period, the Option Price, and such other conditions or restrictions on the exercise of the Nonqualified Stock Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, a Nonqualified Stock Option (1) shall not be exercised more than ten (10) years after the date it is granted, and (2) shall not have an Option Price less than 100% of the Fair Market Value of Common Stock on the date the Nonqualified Stock Option is granted. Subject to the provisions of Section 5.1 hereof, no Nonqualified Stock Options granted under this Plan may be exercised during the first twelve (12) months following its grant.


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          (c) Stock Appreciation Rights -- These shall be rights that on exercise entitle the holder to receive the excess of (1) the Fair Market Value of Common Stock on the date of exercise over (2) its Base Value multiplied by (3) the number of SAR's exercised. Such rights shall be satisfied in cash, stock, or a combination thereof, as determined by the Committee. Stock Appreciation Rights granted under the Plan may be granted in the sole discretion of the Committee in conjunction with an Incentive Stock Option or Nonqualified Stock Option under the Plan. The Committee may impose such conditions or restrictions on the exercise of SAR's as it deems appropriate and may terminate, amend, or suspend such SAR's at any time. Subject to the provisions of Section 5.1 hereof, no SAR's granted under this Plan shall be exercised less than one (1) year or more than ten (10) years after the date it is granted.

          (d) Restricted Stock -- Restricted Stock shall be shares of Common Stock held by the Company for the benefit of a Participant without payment of consideration, with restrictions or conditions upon the Participant's right to transfer or sell such shares. The following provisions shall be applicable to Restricted Stock Awards:

             (1) Each certificate for Restricted Stock shall be registered in the name of the Participant and shall be deposited by him with the Company, together with a stock power endorsed in blank.

             (2) At the time of making a Restricted Stock Award, the Committee shall establish the "Restriction Period" applicable thereto. Such Restriction Period shall range from three (3) to ten (10) years as determined by the Committee. The Committee may provide for the annual lapse of restrictions with respect to a specified percentage of the Restricted Stock, provided the Participant satisfies all eligibility requirements at such time.

             (3) The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Common Stock and exercise all other shareholder's rights except the following:

                (i) the Participant shall not be entitled to delivery of the stock certificate during the Restriction Period,

                (ii) the Company shall retain custody of the Restricted Stock during the Restriction Period, and

                (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock.

             (4) The Committee may, in its sole discretion, prescribe such additional restrictions, terms, or conditions upon or to the Restricted Stock Awards as it may deem necessary or appropriate.

     4.2 Individual Agreements. After the Committee determines a form and amount of a Participant's Award, it shall cause the Company to enter into such written agreement or agreements with the Participant setting forth the form and amount of the Award and any conditions and restrictions on the Award imposed by the Plan and the Committee.

     4.3 Exercise and Payment. Options may be exercised from time to time by giving notice to the Committee, specifying the number of shares to be purchased. Notice of exercise shall be accompanied by payment in full of the Option Price in cash. The Committee, in its discretion, may permit the Option Price to be paid in whole or in part through the transfer to the Company of shares of Common Stock previously acquired by the Participant; provided, however, that the shares so transferred shall have been held by the Participant for a period of more than six (6) months and no Restricted Stock may be transferred as payment of the Option Price. In the event the Option Price is paid, in whole or in part, with shares of Common Stock, such shares shall be valued at their Fair Market Value, as of the date of exercise of the Option. Such shares shall be delivered, along


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with any portion to be paid in cash, within five (5) days after the date of exercise. If the Participant fails to pay the Option Price within such five (5) day period, the Committee shall have the right to take whatever action it deems appropriate, including voiding the exercise of the Option. The Company shall not issue or transfer Common Stock upon the exercise of an Option until the Option Price is fully paid.

     4.4 Transfer of Awards. The Committee may, in its discretion, provide that any Award may be transferred by a Participant to or among his spouse, children and grandchildren or to one or more trusts or partnerships in which one or more of such persons hold the primary beneficial interests, or the Committee may allow transferability in other appropriate circumstances.


     SECTION 5.

     5.1 Termination of Employment. A Participant whose employment terminates for reasons other than retirement, Disability, or death shall, in the discretion of the Committee, have no right to receive any benefit or payment for existing Awards under the Plan. Any outstanding Award shall terminate on the Participant's Separation Date; provided, however, that the Committee, in its sole discretion, may permit the exercise of any outstanding Award after the Participant's Separation Date, but in no event beyond the earlier of (a) three
(3) months from the Participant's Separation Date or (b) the expiration date of the Award, to the extent exercisable on such Participant's Separation Date.

     5.2 Death of a Participant. In the event of the death of a Participant prior to the exercise of all Incentive Stock Options, Nonqualified Stock Options, and Stock Appreciation Rights granted to such Participant, the administrator of the deceased Participant's estate, the executor under his will, or the person or persons to whom the Options or SAR's shall have been validly transferred by such executor or administrator pursuant to the will or laws of interstate succession shall have the right, within one year from the date of such Participant's death, but not beyond the expiration date of the Options or SAR's, to exercise such Options or SAR's to the extent exercisable on such Participant's Separation Date.

     5.3 Retirement. (a) In the event of the termination of a Participant's employment due to his retirement prior to the exercise of all Incentive Stock Options granted to the Participant, such Participant shall have the right, within three (3) months of his Separation Date, but not beyond the expiration of such Options, to exercise such Incentive Stock Options to the extent exercisable on his Separation Date.

     (b) In the event of the termination of a Participant's employment due to his retirement prior to the exercise of all Nonqualified Stock Options or Stock Appreciation Rights granted to the Participant, such Participant shall have the right, within thirty-six (36) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options or SAR's, to exercise such Nonqualified Stock Options or SAR's to the extent exercisable on his Separation Date.

     5.4 Disability. (a) In the event of the termination of a Participant's employment due to Disability prior to the exercise of all Incentive Stock Options granted to the Participant, such Participant or his legal representative shall have the right, within twelve (12) months of his Separation Date, but not beyond the expiration date of such Incentive Stock Options, to exercise such Incentive Stock Options to the extent exercisable on his Separation Date.

     (b) In the event of the termination of a Participant's employment due to Disability prior to the exercise of all Nonqualified Stock Options and Stock Appreciation Rights granted to the Participant, such Participant or his legal representative shall have the right, within thirty-six (36) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options or SAR's, to exercise such Nonqualified Stock Options or SAR's to the extent exercisable on his Separation Date.


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     SECTION 6.


     6.1 Limitation of Shares of Common Stock Available Under the Plan. (a) The total number of shares of Common Stock available to be granted by the Committee as Awards to the Participants under the Plan shall not exceed 322,500 shares. The aggregate number of shares of Common Stock to be granted as Awards to any individual Participant shall not exceed 200,000 shares.


     (b) The total number of shares available under Section 6.1(a) shall be reduced from time to time in the manner specified:

          (1) Incentive Stock Options and Nonqualified Stock Options -- The grant of an Incentive Stock Option and Nonqualified Stock Option shall reduce the available shares by the number of shares subject to such Option.

          (2) Stock Appreciation Rights -- The grant of Stock Appreciation Rights shall reduce the available shares by the number of SAR's granted; provided, however, if SAR's are granted in conjunction with an Option and the exercise of such Option would cancel the SAR's and vice versa, then the grant of the SAR's will only reduce the amount available by the excess, if any, of the number of SAR's granted over the number of shares subjected to the related Option.

          (3) Restricted Stock -- The grant of Restricted Stock shall reduce the available shares by the number of shares of Restricted Stock granted.

(c) The total number of shares available under Section 6.1(a) shall be increased from time to time in the manner specified:

          (1) Incentive Stock Options and Nonqualified Stock Options -- The lapse or cancellation of an Incentive Stock Option or Nonqualified Stock Option shall increase the available shares by the number of shares released from such Option; provided, however, in the event the cancellation of an Option is due to the exercise of SAR's related to such Option, the cancellation of such Option shall only increase the amount available by the excess, if any, of the number of shares released from such Option over the number of SAR's exercised.

          (2) Stock Appreciation Rights -- The lapse or cancellation of Stock Appreciation Rights shall increase the available shares by the number of SAR's which lapse or are cancelled; provided, however, in the event the cancellation of such SAR's is due to the exercise of an Option related to such SAR's, the cancellation of such SAR's shall only increase the available shares by the excess, if any, of the number of SAR's cancelled over the number of shares delivered on the exercise of such Option.

          (3) Restricted Shares -- The reversion of Restricted Stock to the Company due to the breach or occurrence of a restriction or condition on such shares shall increase the available shares by the number of shares of Restricted Stock reverted.


         SECTION 7. Adjustment Upon Changes in Capitalization. The total number of shares of Common Stock available for Awards under the Plan or allocable to any individual Participant, the number of shares of Common Stock subject to outstanding Options, the exercise price for such Options, the number of outstanding SAR's, and the Base Value of such SAR's shall be appropriately adjusted by the Committee for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock dividend, subdivision or combination of shares, or reclassification. In the event of a merger or consolidation of the Company or a tender offer for shares of Common Stock, the Committee may make such adjustments with respect to Awards under the Plan and take such other action as it deems necessary or appropriate to reflect, or in anticipation of, such merger, consolidation, or tender offer, including without limitation the substitution of new Awards, the termination or adjustment of


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outstanding Awards, the acceleration of Awards, or the removal of limitations or restrictions on outstanding Awards.

     SECTION 8. Terms and Conditions of All Awards. The Committee may include in any Award it grants a condition that the Participant shall agree to remain an employee of and/or to render services to the Company or any of its Affiliates for a specified period of time following the date it grants the Award. This condition shall not impose on the Company or any Affiliate any obligation to employ the Participant or retain the Participant as a director for any period of time.

     The Committee may require any person to whom an Award is granted, as a condition of exercising such Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     Each Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Common Stock subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Common Stock thereunder, such Award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

     SECTION 9. Compliance with Code for Incentive Stock Options. All Incentive Stock Options are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.


     SECTION 10. Term of Plan. The effective date of the Plan shall be May 20, 1997, subject to subsequent shareholder ratification of the Plan. The Plan shall terminate ten (10) years after that date. The Committee may grant Awards pursuant to the Plan at any time on or between that effective date and that termination date.


     SECTION 11. Withholding Taxes. Whenever the Company proposes or is required to issue Common Stock to an Participant who is or was an employee of the Company or an Affiliate, or his legatee or legal representative under the Plan, the Company shall have the right to require the recipient to remit in cash to the Company an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Common Stock.


     SECTION 12. Assignability. Except as Section 4.4 or Section 5.2 of the Plan permits, no Award or any of the rights and privileges thereof accruing to a Participant shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise, and no Award, right or privilege shall be subject to execution, attachment or similar process. Except as permitted pursuant to Section 4.4 of the Plan, no election as to benefits or exercise of Options, SAR's, or other rights, may be made during a Participant's lifetime by anyone other than the Participant.


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     SECTION 13. The Right of the Company to Terminate Employment. No provision in the Plan or any Award shall confer upon any Participant any right to continue in the employment of the Company or any subsidiary of the Company or to continue performing services for or to interfere in any way with the right of the Company or any subsidiary of the Company to terminate his employment or discontinue his directorship at any time for any reason.

     SECTION 14. Amendment and Termination. The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities (which require such approval for a material increase of the number of shares of Common Stock subject to the Plan, and for material modifications to the eligibility requirements of the Plan, among others) or other applicable laws to which the Company, the Plan, optionees or eligible employees are subject. No amendment or termination of the Plan shall affect the rights of a Participant with regard to his Awards without his consent.

     SECTION 15. Choice of Law. The laws of the State of Georgia shall govern the Plan.


     SECTION 16. Approval of Shareholders. The Company shall submit the Plan to its shareholders for ratification within twelve (12) months of the adoption of the Plan by the Board of Directors; failure to receive their approval shall render all outstanding Awards immediately void and of no effect.